Exhibit 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Announces Public Offering of Common Stock

July 21, 2016 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango” or the “Company”) today announced the launch of an underwritten public offering of 5,000,000 shares of its common stock. The underwriters will have an option to purchase up to an additional 750,000 shares of common stock from the Company. Proceeds from the offering are expected to be used to fund the purchase price of the Company’s recently announced acquisition of undeveloped Southern Delaware Basin acreage from a third party (the “Acquisition”) and drilling costs associated with the initial development thereof. Pending such use, the Company intends to use the proceeds of the offering to repay amounts outstanding under its revolving credit facility, which will be reborrowed from time to time. If the Acquisition does not close, the Company intends to use the net proceeds for general corporate purposes. The offering is not conditioned on the consummation of the Acquisition.

RBC Capital Markets, SunTrust Robinson Humphrey and Seaport Global Securities are acting as joint book-running managers for the offering. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the underwriters will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

RBC Capital Markets, LLC	SunTrust Robinson Humphrey
Attn: Equity Syndicate	Attn: Prospectus Department
200 Vesey Street, 8th Floor	3333 Peachtree Road NE, 9th Floor
New York, New York 10281-8098	Atlanta, GA 30326
Telephone: 877-822-4089	Telephone: 404-926-5744
Email: equityprospectus@rbccm.com	Email: strh.prospectus@suntrust.com

Seaport Global Securities LLC

360 Madison Avenue, 21st Floor

New York, NY 10117

Telephone: 646-264-5629

Email: amcadams@seaportglobal.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities will be offered and sold pursuant to an effective registration statement previously filed with the Securities and Exchange Commission.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas Gulf Coast and Rocky Mountain regions of the United States. Additional information is available on the Company’s website at www.contango.com

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; shortages of drilling equipment, oil field personnel and services; unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s Annual Report on Form 10-K and other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contact:
Contango Oil & Gas Company
E. Joseph Grady – 713-236-7400	Sergio Castro – 713-236-7400
Senior Vice President and Chief Financial Officer	Vice President and Treasurer

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